Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MEDTECH ACQUISITION CORPORATION

MedTech Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY AS FOLLOWS:

1.   The name of the Corporation is “MedTech Acquisition Corporation” (the “Corporation”). The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 11, 2020, and was most recently amended and restated on December 17, 2020 (the “Existing Certificate”).

2.   This Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”), which both restates and amends the provisions of the Existing Certificate, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, as amended from time to time.

3.   This Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

4.   Pursuant to Sections 242 and 245 of the DGCL, the text of the Existing Certificate is hereby restated and amended in its entirety to read as follows:

Article I

Name

The name of this Corporation is TriSalus Life Sciences, Inc.

Article II

Registered Agent

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Zip Code 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

Article III

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

Article IV

Capitalization

A.   The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 410,000,000 shares. 400,000,000 shares shall be common stock of the Corporation, par value $0.0001 per share (the “Common Stock”). 10,000,000 shares shall be preferred stock of the Corporation, par value $0.0001 (the “Preferred Stock”).

B.   Effective immediately upon the filing and effectiveness of this Restated Certificate with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), each one share of the Corporation’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and each one share of the Corporation’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) that was issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or any stockholder thereof. Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock or Class B Common Stock (each, a “Prior Certificate”) shall, until surrendered to the Corporation in exchange for a certificate representing the same number of shares of Common Stock, automatically represent that number of shares of Common Stock into which the shares of Class A Common Stock or Class B Common Stock represented by the Prior Certificate shall have been reclassified and redesignated.

C.   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock, in one or more series, and to fix the number of shares of such series and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors and filed in accordance with the DGCL.

D.   Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law or as otherwise provided herein, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to law or this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock).

E.   The number of authorized shares of Common Stock and/or Preferred Stock, or any series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding plus, if applicable, the number of shares of Common Stock or Preferred Stock or such series, as applicable, reserved for issuance) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto) and without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

Article V

Board of Directors

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and stockholders, or any class thereof, as the case may be, it is further provided that:

A.   MANAGEMENT OF THE BUSINESS.

Except as otherwise provided by the DGCL or this Restated Certificate, the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Subject to any rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B.   BOARD OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class will consist, as nearly as possible, of a number of directors equal to one-third of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders held after the effectiveness of this Restated Certificate, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term expiring at the third annual meeting of stockholders held thereafter. At the second annual meeting of stockholders held after the effectiveness of this Restated Certificate, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term expiring at the third annual meeting of stockholders held thereafter. At the third annual meeting of stockholders held after the effectiveness of this Restated Certificate, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term expiring at the third annual meeting of stockholders held thereafter. At each succeeding annual meeting of stockholders, directors shall be elected for a full term expiring at the third annual meeting of stockholders held thereafter, to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.   REMOVAL OF DIRECTORS

1.   Subject to the rights of any series of Preferred Stock to remove directors elected by such series of Preferred Stock, neither the entire Board of Directors nor any individual director may be removed from office without cause.

2.   Subject to any limitations imposed by applicable law and the rights of any series of Preferred Stock to remove directors elected by such series of Preferred Stock, any individual director or the entire Board of Directors may be removed from office with cause by the affirmative vote of the holders of at least 66⅔% of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors.

D.   VACANCIES.

Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock to elect additional directors or fill vacancies in respect of such directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or by the sole remaining director, and not by the stockholders. Any director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation or removal.

E.   PREFERRED STOCKHOLDERS ELECTION RIGHTS

Whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Restated Certificate (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Article V hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F.   BYLAW AMENDMENTS.

The Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provisions of the Bylaws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate, such action by stockholders shall require the affirmative vote of the holders of at least 66⅔% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

G.   STOCKHOLDER ACTIONS.

1.   The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

2.   No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Article VI

Limited Liability; Indemnification

A.   The liability of the directors and officers for monetary damages shall be eliminated to the fullest extent permitted under applicable law. In furtherance thereof, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing two sentences shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

B.   To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

C.   Any repeal or modification of this Article VI shall only be prospective and shall not adversely affect the rights or protections or increase the liability of any officer or director under this Article VI as in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

Article VII

Forum

A.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the Corporation; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation, to the Corporation or the Corporation’s stockholders; (C) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, arising out of or pursuant to any provision of the DGCL, this Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by applicable law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article VII shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B.   Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, including all causes of action asserted against any defendant named in such complaint.

Article VIII

Corporate Opportunity

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to Section 122(17) of the DGCL. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Stock or Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person solely in such Covered Person’s capacity as a director of the Corporation, such opportunity is one the Corporation is legally and contractually permitted to undertake, and to the extent the director is permitted to refer that opportunity to the Corporation without violating any legal obligation. Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director of the Corporation existing at the time of such amendment, repeal or modification.

Article IX

Miscellaneous

A.   Any person or entity holding, owning, or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Restated Certificate.

B.   Subject to Sections A and C of Article VI and the last sentence of Article VIII, the Corporation reserves the right to amend, alter, change or repeal, at any time and from time to time, any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, except as provided in paragraph C. of this Article IX, and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate in its present form or as hereafter amended herein are granted subject to this reservation.

C.   Notwithstanding any other provisions of this Restated Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or by this Restated Certificate or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 66⅔% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal (whether by merger, consolidation or otherwise) or adopt any provision inconsistent with, Articles V, VI, VII, VIII and IX.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of this Corporation on August 10, 2023.

By:	/s/ Christopher C. Dewey
Name: Christopher C. Dewey
Title: Chief Executive Officer